UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 4, 2006

Date of Report (Date of earliest event reported)

PMC-SIERRA, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-19084	94-2925073
(Commission File)	(IRS Employer Identification Number)

3975 Freedom Circle

Santa Clara, CA 95054

(Address of Principal Executive Offices) (Zip Code)

(408) 239-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 4, 2006 PMC-Sierra, Inc. (“PMC”) completed its previously announced acquisition of Passave, Inc. (“Passave”), a privately held Delaware corporation, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated April 4, 2006 (the “Merger Agreement”), among PMC, a newly formed direct wholly-owned subsidiary of PMC (“Merger Sub”), Passave, and a representative of certain securityholders of Passave. PMC acquired Passave by Merger Sub merging with and into Passave, with Passave continuing as the surviving corporation and a wholly-owned subsidiary of PMC. Under the terms of the Merger Agreement, PMC issued shares of its common stock having a value of approximately $300 million for all of the outstanding capital stock, warrants and vested options of Passave. In addition, PMC assumed all unvested stock options of Passave. Of the consideration received by stockholders of Passave, approximately 10% will be held in escrow to satisfy certain indemnification and other obligations. PMC and the securityholders of Passave have agreed to indemnify the other for, among other things, breaches of representations, warranties and covenants of PMC and Passave in the Merger Agreement.

Passave is a fabless semiconductor company that is a leading designer, developer and supplier of system-on-a-chip solutions for Fiber To The Home applications. Its products provide key functionality for networking equipment that enables service providers to offer voice, video and high-speed Internet access, or “triple-play” services, over passive optical networks. Passave provides its customers with high performance, highly integrated system-on-a-chip solutions for networking equipment at both the service provider’s central office and the customer premise. Passave commenced volume shipments of its products in the third quarter of 2004. Its revenues have increased from $897,000 in 2003 to $21.1 million in 2004 and to $43.2 million in 2005. Passave had net income of $0.7 million in 2005 and total assets of $29.2 million as of December 31, 2005.

PMC-Sierra expects to incur merger costs of approximately $2.7 million in connection with this transaction. In addition, PMC expects to incur one-time charges in the second quarter of 2006, as well as ongoing amortization related to the acquired business. PMC is in the process of obtaining third-party valuations of the assets acquired and therefore an estimate of these charges is not currently determinable.

Upon consummation of the transaction, PMC’s stockholders retain approximately 90.5%, and the former Passave securityholders received approximately 9.5%, ownership of PMC, calculated on a fully diluted basis. Some of the shares that PMC issued will be held in escrow pursuant to the terms of the Merger Agreement. Prior to the acquisition, neither Passave nor any of its stockholders had any material relationship with PMC or its subsidiaries, affiliates, officers or directors.

The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which was previously filed with PMC’s Current Report on Form 8-K on April 10, 2006 and is incorporated herein by reference to Exhibit 2.1 hereto.

Attached hereto as Exhibit 99.2, and incorporated herein by reference, is a description of certain risk factors related to Passave.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Such financial information is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(b) Pro Forma Financial Information.

Such financial information will be filed by amendment within 71 calendar days after the date this report on Form 8–K must be filed.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated April 4, 2006, among PMC-Sierra, Inc., Polaris Merger Sub, Inc., Passave Inc., and a representative of certain securityholders of Passave Inc. (Previously filed as Exhibit 2.1 to PMC’s Current Report on Form 8-K filed on April 10, 2006).

23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, Independent Auditors.

99.1	Audited financial statements of Passave, Inc. as of December 31, 2005 and 2004, and for the three years in the period ended December 31, 2005.

99.2	Risk factors relating to Passave, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMC-SIERRA, INC.

/s/ Alan F. Krock
Alan F. Krock
Vice President, Chief Financial Officer and Principal Accounting Officer

Date: May 4, 2006

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated April 4, 2006, among PMC-Sierra, Inc., Polaris Merger Sub, Inc., Passave Inc., and a representative of certain securityholders of Passave Inc. (Previously filed as Exhibit 2.1 to PMC’s Current Report on Form 8-K filed on April 10, 2006).

23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, Independent Auditors.

99.1	Audited financial statements of Passave, Inc. as of December 31, 2005 and 2004, and for the three years in the period ended December 31, 2005.

99.2	Risk factors relating to Passave, Inc.